Exhibit 32

Certification pursuant to
18 U.S.C. Section 1350,
as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

Douglas V. Reynolds,  Chief Executive Officer and Charles P. Crimmel, Chief Financial Officer of Energy Services of America Corporation (the “Company”) each certify in their capacity as officers of the Company that they have reviewed the Quarterly report of the Company on Form 10-Q for the quarter ended March 31, 2014 and that to the best of their knowledge:

1.	the report fully complies with the requirements of Sections 13(a) of the Securities Exchange Act of 1934; and

2.	the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 12, 2014	/s/	Douglas V. Reynolds
Douglas V. Reynolds
Chief Executive Officer

Date: May 12, 2014	/s/	Charles P. Crimmel
Charles P. Crimmel
Chief Financial Officer